UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)
T Bank, National Association	)
Dallas, Texas	)

CONSENT ORDER

The Comptroller of the Currency of the United States of America ("Comptroller"), through his National Bank Examiner, has supervisory authority over T Bank, National Association, Dallas, Texas ("Bank").

The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a "Stipulation and Consent to the Issuance of a Consent Order," dated July 9, 2008 that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order ("Order") by the Comptroller.

Pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I

COMPLIANCE COMMITTEE

(1) Within 10 (ten) days of the date of this Order, the Board shall appoint a Compliance Committee of at least three (3) directors, who may also be members of the Memorandum of Understanding ("MOU") Compliance Committee currently in existence, and none of whom shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such

person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member, shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Order.

(2) The Compliance Committee shall meet at least monthly.

(3) The Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a) a description of the action needed to achieve full compliance with each Article of this Order;

(b) the results of those actions; and

(c) actions still to be taken to comply with each Article of this Order.

(4) The first progress report shall be submitted to the Board for the period ending September 30, 2008, and will be due within thirty (30) days of that date. Thereafter, written progress reports will be due within thirty (30) days after each quarter end.

(5) In addition to all other reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Order, the Board shall forward a copy of the Compliance Committee's progress report, along with any additional comments by the Board, to the following within ten (10) days of receiving such report:

Michael K. Hughes
Assistant Deputy Comptroller
Dallas Field Office
17300 Dallas Parkway, Suite 2020
Dallas, TX 75248

(6) The written progress reports shall also include any actions initiated by the Board and the Bank pursuant to the criticisms and comments in the September 30, 2007 Report of Examination ("ROE") or in any future Report of Examination.

ARTICLE II

BANK SECRECY ACT INTERNAL CONTROLS

(1) By September 30, 2008, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with Bank Secrecy Act ("BSA"), as amended (31 U.S.C. §§ 5311 et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control ("OFAC") (collectively referred to as the "Bank Secrecy Act" or "BSA") and for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA. This program shall include the following:

(a) formal evaluation of the knowledge of the Bank's operational and supervisory personnel of the Bank's policies and procedures for identifying transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(b) enhanced policies and procedures for identifying and monitoring transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(c) enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(d) well-defined policies and procedures for investigating and resolving the Bank's response to transactions that have been identified as posing greater than normal risk for compliance with the Bank Secrecy Act;

(e) reasonable procedures for the opening of new accounts that provides for collecting customers' identifying information, verifying customers' identification, maintaining identification records, and determining whether customers appear on any list of suspected terrorists or terrorist organizations. The procedures shall also ensure compliance with all due diligence requirements, enhanced due diligence requirements for high risk accounts, and appropriate account activity analysis. Due diligence shall include establishing anticipated kinds and levels of activities for particular accounts;

(f) adequate controls and procedures to ensure that all suspicious and large currency transactions are identified and reported;

(g) procedures to maintain records on monetary instrument transactions and funds transfers, as required by the BSA;

(h) procedures to identify and report to appropriate management personnel:

    (i) frequent or large volume cash deposits or wire transfers or book entry transfers to or from offshore or domestic entities or individuals;

(ii) wire transfers or book entry transfers that are deposited into several accounts;

(iii) receipt and disbursement of wire transfers or book entry transfers without an apparent *bona fide* business reason;

(iv) receipt and disbursement of wire transfers or book entry transfers that are suspicious or inconsistent with the customers' business;

(v) receipt and disbursement of currency or monetary instruments that are suspicious or inconsistent with the customers' business; and

(vi) accounts opened in the name of or for the benefit of a financial institution or foreign bank, as defined in 31 C.F.R. § 103.11; and

(i) a method for introducing new products and services that ensures that the policies and procedures governing new products and services are consistent with the Bank's program for compliance with the Bank Secrecy Act.

(2) By September 30, 2008, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the Bank's monitoring of suspicious cash, monetary instruments, wire transfers, and other activities for all types of transactions, accounts, customers, products, services, and geographic areas. At a minimum, this written program shall establish:

(a) reviews of cash purchases of monetary instruments;

(b) periodic analysis of aggregate cash, monetary instrument, and wire activity;

(c) periodic analysis of Currency Transaction Report filings;

(d) automatic reviews of accounts or customers for which the Bank has received criminal subpoenas that may involve the Bank Secrecy Act;

(e) reviews of high risk transactions, accounts, customers, products, services, and geographic areas; and

(f) submission of SARs based on these reviews and analyses.

(3) By September 30, 2008, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the application of appropriate thresholds for monitoring all types of transactions, accounts, customers, products, services, and geographic areas that pose greater than normal risk for compliance with the Bank Secrecy Act. At a minimum, this written program shall establish:

(a) meaningful thresholds for filtering accounts and customers for further monitoring, review, and analyses;

(b) an analysis of the filtering thresholds established by the Bank; and

(c) periodic testing and monitoring of thresholds for their appropriateness to the Bank's customer base, products, services, and geographic area.

(4) By September 30, 2008, the Board shall develop, implement, and thereafter ensure Bank adherence to expanded account-opening procedures for all accounts that pose greater than normal risk for compliance with the Bank Secrecy Act by requiring:

(a) identification of all account owners and beneficial owners in compliance with 31 C.F.R. § 103.121;

(b) identification of the officers, directors, major shareholders or partners, as applicable;

(c) documentation of the following information for all deposit account customers:

(i) any relevant financial information concerning the customer;

(ii) the type of business conducted by the customer;

(iii) publicly available information (whether positive or negative) about the customer;

(iv) the customer's source of income or wealth; and

(v) any other due diligence required by this Order, the BSA Officer or the Bank.

(5) The Bank shall obtain the information required in the preceding paragraph (4) of this Article before renewing or modifying an existing customer's account within the scope of the preceding paragraph (4).

(6) By September 30, 2008, the Bank shall adopt a policy detailing when the Bank:

(a) will not open an account;

(b) will not allow the use of an account while verifying a customer's identity or other risks; and

(c) will close an account and if necessary file SARs

if the Bank does not receive the information required by paragraphs (4) and (5) by the date the information is due, if the Bank is not able to form a reasonable belief that it knows the true identify of a customer, or if information available to the Bank indicates that the customer's relationship with the Bank would be detrimental to the reputation of the Bank.

(7) By September 30, 2008, the Board shall develop, implement, and thereafter ensure Bank maintenance of an integrated, accurate system for all Bank areas to produce

periodic reports designed to identify unusual or suspicious activity, including patterns of activity, to monitor and evaluate unusual or suspicious activity, and to maintain accurate information needed to produce these reports.

(a) The Bank's system shall be able to link related accounts, countries of origin, location of the customers' businesses and residences to evaluate patterns of activity;

(b) The Bank shall maintain, either manually or through the Bank's electronic information systems, a list of all accounts associated with a relationship, a country or politically exposed persons ("PEPs");

(c) The periodic reports shall cover one day, a number of days, and monthly reports and shall segregate transactions that pose a greater than normal risk for compliance with the Bank Secrecy Act;

(d) The periodic reports shall include reports on all high risk accounts that are newly-established, renewed or modified, including the following information:

(i) the name of the customer;

(ii) the officers, directors and major shareholder of any corporate customer and the partners of any partnership customer;

(iii) any other accounts maintained by the customer and, as applicable, its officers, directors, major shareholders or partners;

(iv) a detailed analysis of the due diligence performed on the customer and, as applicable, its officers, directors, major shareholders or partners;

(v) any related accounts of the customer at the Bank;

(vi) any action the Bank has taken on the account, including any investigations conducted, the filing of required reports, including the filing of currency transaction reports ("CTRs") and/or suspicious activity reports ("SARs"), and/or the extension, suspension or closure of an account;

(vii) the purpose and balance of the account; and

(viii) any unusual activity for each account.

(e) The periodic reports shall include reports on any type of subpoena received by the Bank and on any law enforcement inquiry directed to the Bank and any action taken by the Bank on the affected account; and

(f) The periodic reports shall include reports deemed necessary or appropriate by the BSA Officer or the Bank.

(8) The BSA Officer or his/her designee shall periodically review, not less than each calendar year, all account documentation for all high risk accounts and the related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer's business and the stated purpose of the account.

(9) The Board shall ensure that the Bank has processes, personnel, and control systems to implement and adhere to the program developed pursuant to this Article.

(10) A copy of the written program, plans, policies, and procedures created to comply with this Article's requirements shall be forwarded to the Assistant Deputy Comptroller for his review and prior written determination of no supervisory objection.

ARTICLE III

BANK SECRECY ACT AUDIT

(1) By September 30, 2008, the Board, or a designated committee of the Board, shall adopt, implement, and thereafter ensure Bank adherence to an independent, internal audit program, including its scope, testing, and documentation, sufficient to:

- (a) detect irregularities and weak practices in the Bank's operations;
- (b) determine the Bank's level of compliance with all applicable laws, rules and regulations;
- (c) assess and report the effectiveness of policies, procedures, controls, and management oversight;
- (d) evaluate the Bank's adherence to established policies and procedures;
- (e) perform an appropriate level of testing to support the audit findings;
- (f) ensure adequate audit coverage in all areas; and
- (g) establish an annual audit plan using a risk based approach sufficient to achieve these objectives.

(2) By September 30, 2008, the Board shall expand or otherwise ensure the Bank's existing BSA written audit procedures include:

- (a) development of a schedule, from which deviations of more than 45 days will occur only with the Board approval, for the Bank's internal audits;
- (b) development of a program to test periodically the adequacy of internal controls designed to ensure compliance with the provisions of OFAC and the Bank Secrecy Act in all areas of the Bank;

(c) prompt written management response and follow-up to all exceptions or other recommendations of any Bank auditor for BSA matters or of the Office of the Comptroller of the Currency;

(d) that in the case of exceptions, deficiencies, or weaknesses identified, or recommendations received from, any Bank auditor for BSA matters or the Office of the Comptroller of the Currency, both the auditor and appropriate Bank personnel shall maintain written records describing the exceptions, deficiencies, or weaknesses identified, or the recommendations received, the corrective actions taken in response thereto, and the effectiveness of those corrective actions; and

(e) a risk-based approach to OFAC and Bank Secrecy Act compliance that includes transactional testing and verification of data for higher-risk accounts or geographic areas of specific concern.

(3) Within ninety (90) days of the date of this Order, the Board shall ensure that the auditor for BSA matters has performed the following activities:

(a) develop findings, observations and recommendations on the Bank's internal controls addressing compliance with OFAC and the Bank Secrecy Act, including related regulatory reporting on those subjects; and

(b) review prior account activity at the Bank, including deposit accounts (including remotely created checks and remotely deposited checks), loan transactions, wire activity, certified check activity, Currency Transaction Report activity (including structuring) and traveler's check activity, for accounts that pose greater than normal risk for compliance with the Bank

Secrecy Act, e.g., Private Banking and Embassy accounts, in order to ascertain any unusual or suspicious transactions that may have occurred at the Bank during the period covered by the audit.

(4) The Board, or a designated committee of the Board, shall ensure appropriate oversight of the BSA audit function, with particular emphasis on an adequately staffed department or outside firm with respect to both the experience level and number of the individuals employed.

(5) The Board, or a designated committee of the Board, shall ensure that the audit program is independent. The persons responsible for implementing the BSA audit program described above shall report directly to the Board, or a designated committee of the Board, which shall have the sole power to direct their activities. All reports prepared by the audit staff shall be filed directly with the Board and not through any intervening party.

(6) All audit reports shall be in writing and supported by adequate workpapers, which must be provided to the Bank. The Board, or a designated committee of the Board, shall ensure that the audit papers and the documentation of conclusions provide a meaningful audit trail and validation for the auditor's findings and recommendations. The Board, or a designated committee of the Board, shall ensure that written corrective actions are undertaken to promptly remedy deficiencies or weaknesses cited in audit reports, and that both the auditors and appropriate Bank personnel maintain written records describing the deficiencies identified, the corrective actions taken, and the effectiveness of those corrective actions;

(7) The Board, or a designated committee of the Board, shall prepare a written evaluation of the BSA audit reports of any party providing services to the Bank, and shall

prepare a written assessment of the impact on the Bank of any audit deficiencies cited in such reports.

(8) The audit staff shall have access to any records necessary for the proper conduct of its activities. National bank examiners shall have access to all reports and work papers of the audit staff and any other parties working on its behalf.

(9) By September 30, 2008, the Board, or a designated committee of the Board, shall review and generate a written evaluation of the level of service and ability of the audit function for BSA matters currently being provided by any auditor, including:

(a) the Board's expectations of how its auditors can and must assist in ensuring the Bank's compliance with OFAC and the Bank Secrecy Act;

(b) an assessment of management's response to audits covering BSA matters conducted since March 31, 2008; and

(c) an evaluation of the audit tools, including technology, utilized by the auditor.

(10) The Board, or a designated committee of the Board, shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of, and adherence to, the program developed pursuant to this Article.

(11) A copy of the written program, plans, policies, and procedures created to comply with this Article's requirements shall be forwarded to the Assistant Deputy Comptroller for his review and prior written determination of no supervisory objection.

(12) Upon completion of the review required by paragraph 9 of this Article, the Board's findings shall be reported to the Assistant Deputy Comptroller. The Bank shall

immediately file SARs, in accordance with 12 C.F.R. § 21.11, for any previously unreported suspicious activity identified during this review.

ARTICLE IV

CAPITAL MAINTENANCE PROGRAM AND STRATEGIC CAPITAL PLANNING

(1) The Bank shall achieve by September 30, 2008 and thereafter maintain the following capital levels (as defined in 12 C.F.R. Part 3):

(a) Total Risk Base capital at least equal to eleven and one-half percent (11.5%) of risk-weighted assets; and

(b) Tier 1 capital at least equal to nine percent (9%) of actual assets as of September 30, 2008, and adjusted total assets thereafter.[1]

(2) The requirement in this Order to meet and maintain a specific capital level means that the Bank may not be deemed to be "well capitalized" for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. § 6.4(b)(1)(iv).

(3) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital program. The program shall include:

(a) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of paragraph (1);

(b) projections for growth and capital requirements based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

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[1] Adjusted total assets is defined in 12 C.F.R. § 3.2(a) as the average total asset figure used for Call Report purposes minus end-of-quarter intangible assets.

(c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

(d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

(e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

(f) a dividend policy that permits the declaration of a dividend only:

(i) when the Bank is in compliance with its approved capital program;

(ii) when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and

(iii) with the prior written approval of the Assistant Deputy Comptroller.

(4) A copy of the written program, plans, policies and procedures created to comply with this Article's requirements shall be forwarded to the Assistant Deputy Comptroller for his review and prior written determination of no supervisory objection.

ARTICLE V

VIOLATIONS OF LAW

(1) The Board shall immediately take all necessary steps to ensure that Bank management corrects each violation of law, rule or regulation cited in the ROE and in any subsequent Report of Examination. The quarterly progress reports required by Article I of this Order shall include the date and manner in which each correction has been effected during that reporting period.

(2) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in the ROE and shall adopt, implement, and ensure Bank adherence to general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules and regulations applicable to their areas of responsibility.

(3) Within thirty (30) days of receipt of any subsequent Report of Examination which cites violations of law, rule, or regulation, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in the ROE and shall adopt, implement, and ensure Bank adherence to general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules and regulations applicable to their areas of responsibility.

(4) Upon adoption, a copy of these procedures shall be promptly forwarded to the Assistant Deputy Comptroller.

(5) The Board shall ensure that the Bank has policies, processes, personnel, and control systems to ensure implementation of and adherence to the procedures developed pursuant to this Article.

ARTICLE VI

CLOSING

(1) Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

(3) Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

(5) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d) require corrective action be taken in a timely manner of any non-compliance with such actions.

(6) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

(7) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 9th day of July, 2009

Gilbert D. Barker
Deputy Comptroller
Southern District Office